UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/27/2006

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  1-1070

VA	13-1872319
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

190 Carondelet Plaza Suite 1530 Clayton, MO 63105
(Address of principal executive offices, including zip code)

314-480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.03.    Material Modifications to Rights of Security Holders

Olin Corporation's Shareholder Rights Agreement (Rights Agreement dated as of February 27, 1996 between Olin and Chemical Mellon Shareholder Services, LLP, Rights Agent) expired on February 27, 2006.

On December 9, 2005, Olin's Board of Directors adopted the following Shareholder Rights Plan policy effective upon the expiration of the Rights Agreement on February 27, 2006:

"Olin Corporation will submit the adoption of any shareholder rights plan to a shareholder vote before it acts to adopt a rights plan; provided, however, that the Board may act on its own to adopt a rights plan without first submitting such action to a shareholder vote if the Board in the exercise of its fiduciary duties determines that such submission would not be in the best interest of shareholders under the circumstances then existing.

If a shareholder rights plan is adopted without first submitting such action to a shareholder vote, the shareholder rights plan will be submitted to a shareholder vote within 12 months following its adoption."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

Date: March 03, 2006	By:	/s/ George H. Pain
George H. Pain
Vice President, General Counsel & Secretary